                                                                    EXHIBIT 10.2

                            SECOND AMENDMENT TO LEASE

      THIS SECOND AMENDMENT TO LEASE (this "AMENDMENT") is made as of the 14th day of June, 2004, by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, on behalf of a commingled separate account ("LANDLORD"), and GLOBAL PREFERRED HOLDINGS, INC., a Delaware corporation ("TENANT").

                              W I T N E S S E T H:


      WHEREAS, Landlord and Tenant entered into that certain lease dated September 4, 2002 (the "Original Lease") as amended by that certain First Amendment to Lease dated July 14, 2003 (the "First Amendment") (the Original Lease and the First Amendment collectively, the "Lease"), for certain premises in the building located at 6455 East Johns Crossing, Duluth, Georgia 30097 (the "Building"), consisting of approximately 6,162 rentable square feet of space (the "Premises");

      WHEREAS, Tenant desires and Landlord agrees to extend the Initial Term of the Lease; and

      WHEREAS, Landlord and Tenant desire to evidence the term of such extension and to amend certain other terms and conditions of the Lease and evidence their agreements and other matters by means of this Amendment;

      NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

      1. DEFINITIONS. Unless the context otherwise requires, any capitalized term used herein shall have its respective meaning as set forth in the Lease.

      2. INTEGRATION OF AMENDMENT AND LEASE. This Amendment and the Lease shall be deemed to be, for all purposes, one instrument. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall, in all instances, control and prevail.

      3. EXTENSION OF INITIAL TERM. The Initial Term of the Lease (as defined in Article 1 of the Original Lease as amended by the First Amendment) is hereby extended for a period of twelve (12) months (the "Extension Period") commencing October 14, 2004 (the "Extension Commencement Date"), and ending October 13, 2005, unless sooner terminated or extended in accordance with the terms of the Lease as amended hereby.

      4.    CERTAIN DEFINED TERMS. For purposes of the Lease as amended by this
Amendment: (i) the Initial Term of the Lease (as defined in Article 1 and as described in Section 2.2(a) of the Original Lease as amended by the First Amendment) shall mean that period commencing on October 14, 2002 and continuing through October 13, 2005 and (ii) the Extended Term of the Lease (as defined in Article 1 and as described in Section 2.2(a) of the Original Lease as amended by the First Amendment) shall mean the thirty-nine (39) months following the Initial Term (as such Initial Term is amended herein) commencing on October 14, 2005 and expiring on January 13, 2009.

      5. FIXED RENT. Effective as of the Extension Commencement Date, Fixed Rent for the Premises shall be $10,486.87 per month, $125,842.44 per annum for the Extension Period. Fixed Rent shall be payable in accordance with the provisions of Section 2 of the Lease. In Article I of the Lease those certain sections defined as "Fixed Rent" and "Monthly Fixed Rent" shall be deleted in their entirety and replaced with the following:

FIXED RENT:          Initial Term:
                     Months 1 - 12 - $118,618.56 per annum
                     Months 13 - 24 - $122,177.16 per annum
                     Months 25 - 36 - $125,842.44 per annum

                     Extended Term:

                     Months 37 - 48 - $129,617.76 per annum*
                     Months 49 - 60 - $133,506.24 per annum
                     Months 61 - 72 - $137,511.48 per annum
                     Months 73 - 75 - $ 141,636.88 per annum

MONTHLY
FIXED RENT:          Initial Term:

                     Months 1 - 12 - $9,884.88 per month
                     Months 13 - 24 - $10,181.43 per month
                     Months 25 - 36 - $10,486.87 per month

                     Extended Term:

                     Months 37 - 48 - $10,801.48 per month*
                     Months 49 - 60 - $11,125.52 per month
                     Months 61 - 72 - $11,459.29 per month
                     Months 73 - 75 - $11,803.07 per month

                     *Fixed Rent for the first three (3) months of the Extended
                     Term shall be abated.

      6. CONDITION OF PREMISES; LANDLORD'S ADDITIONAL WORK. Tenant is in possession of the Premises and accepts the same "as is". No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises or the Building, have been made by or on behalf of Landlord or relied upon by Tenant, except as otherwise expressly provided with respect to Landlord's Additional Work as described in Section 5.1(d) of the Lease. The parties agree that the reference to "December 1, 2003" in the last sentence of Section 5.1(d) of the Lease is hereby deleted and the date of December 1, 2005 is substituted in replacement thereof.

      7. MODIFICATION TO SECTION 2.2(b). The phrase "the first day of the ninth (9th) month of the Initial Term" contained in the first sentence of
Section 2.2(b) of the Lease is hereby deleted and the date of June 14, 2005 is substituted in replacement thereof.

      8. BROKERS. Landlord and Tenant each warrant to the other that it has had no dealings with any broker, agent or any other person in connection with the negotiation or execution of this Amendment other than Technology Park/Atlanta, Inc. and The Miller Group, LLC. Landlord and Tenant each agree to indemnify and hold harmless the other party from and against any and all cost, expense, or liability for commissions or other compensation and charges claimed by any broker or agent (other than the broker(s) identified in the foregoing sentence) with respect to this Amendment on account of the indemnifying party's acts.

      9. TENANT REPRESENTATIONS. Tenant represents and warrants to Landlord that (a) Tenant is not in default under any of the terms and provisions of the Lease, (b) to Tenant's actual knowledge, Landlord is not in default in the performance of any of its obligations under the Lease, and (c) Tenant is unaware of any condition or circumstance which, with the giving of notice or the passage of time or both, would constitute a default by Landlord under the Lease. Tenant further acknowledges that Tenant has no defense, offset, lien, claim or counterclaim against Landlord under the Lease or against the obligations of Tenant under the Lease (including, without limitation, any rentals or other charges due or to become due under the Lease).

      10. ERISA. Tenant represents, warrants and covenants that: (a) (i) Tenant is not now, and will not at any time during the Term of the Lease become, a "party in interest" (within the meaning of Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE") with respect to the Metropolitan Life Retirement Program for United States Employees (the "PLAN"), or (ii) if Tenant is (or becomes) a party in interest or disqualified person with respect to the Plan, it is solely by reason of providing services to Landlord with respect to an asset or assets owned on behalf of the Plan or by reason of a relationship to a person providing such services; (b) neither Landlord or any person controlling or controlled by Landlord owns a 25% or greater interest in Tenant; and (c) no portion of or interest in the Lease will be treated as the asset of any (i) "employee benefit plan" (within the meaning of Section 3(3) of ERISA), (ii) "plan" (within the meaning of Section 4975(e)(1) of the Code) or
(iii) entity whose underlying assets include "plan assets" by reason of a plan's investment in such entity.

      11. LEASE IN FULL FORCE AND EFFECT. Except as expressly provided herein, all of the terms and provisions of the Lease shall remain in full force and effect. Without limiting the generality or the effect of the foregoing, Tenant acknowledges that Landlord's liability under the Lease, as amended hereby, is limited as provided under Section 24.10 of the Lease. This Amendment shall not be valid and binding on Landlord and Tenant unless and until it has been completely executed by and delivered to both parties.

      This Amendment is executed by the undersigned as of the date first above written.

LANDLORD                                    TENANT

METROPOLITAN LIFE INSURANCE                 GLOBAL PREFERRED HOLDINGS, INC.,
COMPANY (on behalf of a commingled          a Delaware corporation
separate account)

By: SSR REALTY ADVISORS, INC.,
    its investment advisor

By: /s/ John F. Loehr                       By: /s/ Edward F. McKernan
    --------------------------------            --------------------------------
Name: John F. Loehr                         Name: Edward F. McKernan
Title: Managing Director                    Title: President & CEO